Exhibit 3.2

SofTech, Inc.

B Y – L A W S

ARTICLES I – Stockholders

1.     Place of Meetings.  All meetings of stockholders shall be held within Massachusetts unless the Articles of Organization permit the holding of stockholders meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting.

2.     Annual Meetings.  The annual meeting of stockholders shall be held on the fourth Thursday of March in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 o’clock A.M., unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

3.     Special Meetings.  Special meetings of stockholders may be called by the President or by the Directors. Upon written application of one or more stockholders who are entitled to vote and who hold at least ten percent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

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4.     Notice of Meetings.  A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or other person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

5.     Quorum.  Unless the Articles of Organization otherwise provide, a majority in interest of all stock issued, outstanding and entitled to vote on any matter constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

6.     Adjournments.  Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

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7.     Voting and Proxies.  Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation and a proportionate vote for a fractional share as held by him, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

8.     Action at Meeting.  When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any shares of its stock.

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9.     Action without Meeting.  Any action to be taken by stockholders may be taken without meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meeting of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

ARTICLE II – Directors

1.     Powers.  The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.     Election.  A Board of Directors of such number, not less than three, as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting.

3.     Vacancies.  Any vacancy in the Board of Directors, other than a vacancy resulting from the enlargement of the Board, unless and until filled by the stockholders, may be filled by a majority of the Directors present at any meeting of Directors at which a quorum is present.

4.     Enlargement of the Board.  The number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders or by vote of a majority of the Directors then in office.

5.     Tenure.  Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

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6.     Removal.  A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class or (b) for cause by a vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

7.     Meetings.  Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of the stockholders.

Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the President, Treasurer or two or more Directors.

8.     Notice of Special Meetings.  Notice of all special meetings of the Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk, or Assistant Clerk, or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.

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9.     Quorum.  At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

10.     Action at Meeting.  At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to take any action.

11.     Action by Consent.  Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors’ meetings. Such consent shall be treated as a vote of the Directors for all purposes.

12.     Committees.  The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

ARTICLE III – Officers

1.     Enumeration.  The officers of the corporation shall consist of a President, a Treasurer, a Clerk and such other officers, including a Chairman of the Board, one or more Vice President, Assistant Treasurers, Assistant Clerks and Secretary as the Directors may determine.

2.     Election.  The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be appointed by the Directors at such meeting or at any other meeting.

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3.     Qualification.  The President shall be a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

4.     Tenure.  Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.     Removal.  The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

6.     Chairman of the Board.  If the Directors appoint a Chairman of the Board, he shall, when present, preside at all meetings of the Directors and shall have such other powers and duties as are usually vested in the office of Chairman of the Board or as may be vested in him by the Board of Directors.

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7.     President.  The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors, the President shall preside, when present, at all meetings of stockholders and of the Directors (except as provided in section 6 of this Articles III).

8.     Vice President.  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

9.     Treasurer and Assistant Treasurers.  The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the corporation, except as the Directors may otherwise provide.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

10.     Clerk and Assistant Clerks.  The Clerk shall keep a record of meetings of stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

If there is no Secretary or Assistant Secretary, the Clerk shall keep a record of the meetings of the Directors.

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The Assistant Clerk, or if there shall be more than one, the Assistant Clerks in the order determined by the Directors, shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

11.     Secretary and Assistant Secretaries.  If a Secretary is appointed, he shall attend all meetings of the Directors and shall keep a record of the meetings of the Directors. He shall, when required, notify the Directors of their meetings, and shall have such other powers and shall perform such other duties as the Directors may from time to time prescribe.

The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and shall have other powers as the Directors may from time to time prescribe.

12.     Other Powers and Duties.  Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

ARTICLE IV – Capital Stock

1.     Certificates of Stock.  Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

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Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

2.     Transfers.  Subject to restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

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3.     Record Date.  The Directors may fix in advance a time not more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

4.     Replacement of Certificates.  In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the corporation or any transfer agent or registrar.

5.     Issue of Capital Stock.  Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Directors, in such manner, for such consideration and on such terms as the Directors may determine.

ARTICLE V – Miscellaneous Provisions

1.     Fiscal Year.  Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the calendar year.

2.     Seal.  The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word “Massachusetts,” and the year of its incorporation.

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3.     Execution of Instruments.  All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

4.     Voting of Securities.  Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney in fact for, this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5.     Corporate Records.  The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

6.     Evidence of Authority.  A certificate by the Clerk or Secretary, or an Assistant Clerk or Assistant Secretary, or a temporary Clerk or temporary Secretary, as to any action taken by the stockholders, Directors, Executive Committee or any officer or representative of the corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.

7.     Articles of Organization.  All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

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8.     Transactions with Interested Parties.  In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any firm, association, partnership or person shall be affected or invalidated by the fact that any Director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested therein; provided that the fact that he  individually or as a director, member or officer of such corporation, firm, association or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or a majority of such members thereof as shall be present at a meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; any Director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership, provided that, any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

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9.     Indemnification.  The corporation shall indemnify each person (and his heirs, executors, administrators, or other legal representatives) who is, or shall have been, a Director or officer of the corporation or any person who is serving, or shall have served, at the request of the corporation as a Director or officer of another organization in which the corporation has an interest against all liabilities and expenses, including judgments, fines, penalties and attorneys’ fees and all amounts paid, other than to the corporation or such other organization, except in relation to matters as to which any such Director, officer, or person shall be finally adjudged, other than by consent, in such actions, suit or proceeding (a) not to have acted in good faith or (b) to have been liable for negligence or misconduct, in the performance of his duty as such Director or officer; provided, however, that indemnity shall not be made with respect to any such amounts paid in compromise or settlement or by consent, unless the Board of Directors shall have determined in good faith that the Director, officer or person making such compromise, settlement, or consent either acted in good faith or was not liable for negligence or misconduct in the performance of his duty as such Director or officer in connection with the matter or matters out of which such compromise, settlement or consent arose.

The foregoing right of indemnification shall not be exclusive of any other rights to which any such Director, officer or person is entitled under any agreement, vote of stockholders, statute, or as a matter of law, or otherwise. The provisions of this section are separable, and if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not affect any right of indemnification existing otherwise than under this section.

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ARTICLE VI – Amendments

These By-Laws may be amended by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) provisions of these By-Laws governing (i) the removal of Directors, (ii) the indemnification of Directors and (iii) the amendment of these By-Laws and (b) any provision of these By-Laws which by law, the Articles of Organization or these By-Laws requires action by the stockholders. No change in the date fixed in these By-Laws for the annual meeting of stockholders may be made within sixty days before the date fixed in these By-Laws, and in the case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the new date fixed for such meeting.

Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

Any By-Law adopted by the Directors may be amended or repealed by the stockholders entitled to vote on amending the By-Laws.

A true record,

ATTEST:   /s/

SofTech, Inc.

Amendments to By-laws

On April 2, 1970 the stockholders of the Corporation voted to amend the By-laws as follows:

VOTED:

That the first sentence of Section 2 of Article I of the By-laws of this Corporation be, and the same hereby is, amended by striking out the words “fourth Thursday of March,” as appearing therein and substituting therefor the words “third Wednesday in September” so that said sentence as so amended shall read as follows:

The Annual Meeting of Stockholders shall be held on the third Wednesday in September in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 o’clock a.m., unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting.

VOTED:

That Section 1 of Article V of the By-laws of this Corporation be, and the same hereby is, amended by striking out the words “be the calendar year” as appearing therein and substituting therein the words “end of the thirty-first day of May in each year” so that said Article as so amended shall read as follows”

Except as from time to time otherwise determined by the Directors, the fiscal year shall end on the thirty-first day of May in each year.

On July 9, 1981 the stockholders of the Corporation voted to amend Article V, Paragraph 9 of the By-laws as follows:

VOTED:

To amend the By-laws of this Corporation to provide for the payment by the Corporation, to any director, officer or other person entitled to indemnity under these By-laws, of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of the action or proceeding upon receipt of an undertaking by the person entitled to indemnity to repay the payment if he is later adjudicated not to be entitled to indemnification under Section 67 of Chapter 156B of the Massachusetts General Laws.